MIDAS MEDICI GROUP HOLDINGS, INC.
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of this 18th day of July, 2009, between Midas Medici Group Holdings, Inc., a Delaware corporation with offices located at 445 Park Avenue, New York, NY 10022 (the “Company”), and Stephen Schweich, an individual having an address at PO Box 1637, Center Harbor, NH 03226 (the “Subscriber”).

WHEREAS, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell and the Subscriber desires to purchase 80,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”) in a private placement (the “Offering”) on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR SECURITIES; REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1           Subscription for Shares.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a purchase price of $2.10 per share and the Company agrees to sell such Shares to the Subscriber for said purchase price.

1.2           Reliance on Exemptions.  The Subscriber acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act and state securities laws.  The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

1.3           Investment Purpose.  The Subscriber represents that the Shares are being purchased for his own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act.  The Subscriber agrees that it will not sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

1.4           Accredited Investor.  The Subscriber represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that it is able to bear the economic risk of any investment in the Shares.

1.5           Risk of Investment.  The Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that:  (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (b) transferability of the Shares is limited; and (c) the Company may require substantial additional funds to operate its business and subsequent equity financings will dilute the ownership and voting interests of Subscriber.

1.6           Prior Investment Experience.  The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.7           Information.  The Subscriber acknowledges careful review of this Subscription Agreement as well as any other written material furnished to the Subscriber from the Company (collectively, the “Offering Documents”), all of which the undersigned acknowledges have been provided to the undersigned.  The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Offering Documents and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment.  The undersigned understands the Offering Documents, and the undersigned has had the opportunity to discuss any questions regarding any of the Offering Documents with its counsel or other advisor.  Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Offering Documents. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in the Offering Documents.  The undersigned does not desire to receive any further information.

1.8           No Representations.  The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.9           Tax Consequences.  The Subscriber acknowledges that the Offering may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information.  The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

1.10           Transfer or Resale.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Securities Act except as contained herein.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws.  The subscriber further agrees that he will not publicly sell or transfer the Shares for a period of twelve months from the effective date of the Company’s proposed public offering, without the prior written consent of the underwriter.  Subscriber further agrees to enter into a lock-up agreement with the underwriter evidencing such agreement and acknowledges that an appropriate legend will be placed upon the certificate for the Shares.

1.11           Legends. The Subscriber understands that the certificates representing the Shares, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are being sold pursuant to a registration statement under the Securities Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a disposition of the Shares is being made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a disposition of the  Shares may be made pursuant to the Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

1.12           No General Solicitation.  The Subscriber represents that the Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

1.13           Validity; Enforcement.  Subscriber represents and warrants that this Subscription Agreement has been duly and validly executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

1.14           Patriot Act.  The Subscriber certifies that, to the best of its knowledge, the Subscriber has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Subscriber hereby acknowledge that the Company seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Subscriber hereby represents, warrants and agrees that:  (i) none of the cash used for the subscription has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) neither this investment nor this Agreement will cause the Company or the Subscriber to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

II.	REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

2.1           Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted, and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the Company’s financial condition (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

2.2           Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Offering Documents, and when executed and delivered by the Company will constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           Noncontravention.  The execution and delivery of the Offering Documents, the issuance and sale of the Shares under the Offering Documents, the fulfillment of the terms of the Offering Documents, and the consummation of the transactions contemplated thereby will not (i) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (1) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound, (2) the charter, bylaws or other organizational documents of the Company or any subsidiary or (3) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Offering Documents and the valid issuance and sale of the Shares to be sold pursuant to the Offering Documents, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

2.4           No Violation.  The Company is not (a) in violation of its charter, bylaws or other organizational document; (b) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (c) in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, that would be reasonably likely to have a Material Adverse Effect.  The business of the Company is not being conducted in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect.

2.5           Capitalization.  The Shares to be sold pursuant to the Offering Documents have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.   No preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof (other than any such rights for which the Company has obtained waivers in respect thereof). There are no stockholders agreements, voting agreements or other similar agreements with respect to the common stock of the Company to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company does not have any so-called stockholder rights plan or “poison pill” and there are no “shark-repellant” charter or bylaw provisions or so-called “state antitakeover” statutes applicable, in any case, to all or any portion of the transactions contemplated by the Offering Documents, including, without limitation, issuance of the Shares.  After completion of the Company’s proposed purchase of Utilipoint International, Inc. (“Utilipoint”), and the completion of the sale of the Shares, the Company will have no more than 2,700,000 shares of common stock issued and outstanding, post any stock splits.

2.6           Legal Proceedings.  There is no action, suit, proceeding, or to the knowledge of the Company, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the Offering or that would adversely affect the validity or enforceability of, or the authority or ability of the Company to consummate the Offering.

2.7           Governmental Permits, etc.  The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

2.9           Intellectual Property.  (i) The Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) as owned or possessed by it, or that are necessary for the conduct of its business as now conducted or as proposed to be conducted, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company has not received any notice of, or has any knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect, and (iii) the Company has not received any notice of, or has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

2.10           Utilipoint Debt.  Upon the acquisition of Utilipoint, Utilipoint will have no more than $850,000 of debt.

2.10           Disclosure.  None of the representations and warranties of the Company appearing in the Offering Documents, when considered together as a whole, contains, or on any closing date will contain, any untrue statement of a material fact or omits, or on any closing date will omit to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

III.	MISCELLANEOUS

4.1           Director Appointment.  Upon the closing of the sale of the Shares, the Subscriber shall have the right to be appointed as a member of the Company’s Board of Directors.

4.2           Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Midas Medici Group Holdings, Inc.
445 Park Avenue
New York, NY 10022
Attn:  Mr. Nana Baffour
Telephone:  (212) 792-0921
Facsimile:   (212) 202-4168

With a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attn:  Thomas A. Rose, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

4.3           Entire Agreement; Amendment.  This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Shares then outstanding (determined on an as exercised to common stock basis) (or if prior to the closing, the Subscribers purchasing at least a majority of the Shares to be purchased at the closing).  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.

4.4           Severability.  If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

4.5           Governing Law; Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

4.6           Headings.  The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

4.7           Successors and Assigns.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the Shares then outstanding, except by merger or consolidation.  The Subscriber shall not assign its rights hereunder without the consent of the Company, which consent shall not be unreasonably withheld.

4.8           No Third Party Beneficiaries.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.9           Survival.  The representations and warranties of the Company and the Subscriber contained in Articles I and II and the agreements set forth this Article IV shall survive closing for a period of two years.

4.10           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

4.11           No Strict Construction.  The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.12           Legal Representation.  The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Sichenzia Ross Friedman Ference LLP, counsel to the Company; and (c) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

4.13           Counterparts.  This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

/s/ Stephen Schweich Stephen Schweich

P.O. Box 1637 Center Harbor, NH 03226
_____________________________________ Address of Subscriber
______________________________________ Taxpayer Identification Number of Subscriber
Subscription Accepted: MIDAS MEDICI GROUP HOLDINGS, INC.
By: /s/ Nana Baffour Name: Nana Baffour Title: Co-Executive Chairman and CEO